SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2001

ECHOSTAR COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in charter)

NEVADA (State or other jurisdiction of incorporation	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)
5701 S. SANTA FE DRIVE LITTLETON, COLORADO (Address of principal executive offices) Registrant’s telephone number, including area code:	80120 (Zip Code) (303) 723-1000

ITEM 5.  OTHER EVENTS

EchoStar Communications Corporation has amended and restated its Bylaws as set forth in Exhibit 3(ii). In addition, on October 28, 2001, in connection with the announcement of the proposed spin-off of Hughes Electronics Corporation from General Motors Corporation and the merger of Hughes Electronics Corporation with EchoStar Communications Corporation, certain parties entered into several definitive agreements. See Agreement and Plan of Merger attached hereto as Exhibit 99.1; Implementation Agreement attached hereto as Exhibit 99.2; Stock Purchase Agreement attached hereto as Exhibit 99.3; and Separation Agreement attached hereto as Exhibit 99.4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR COMMUNICATIONS CORPORATION

Dated: October 31, 2001

By:	/s/ Michael R. McDonnell

Michael R. McDonnell Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number 3(ii)	Description Amended and Restated Bylaws of EchoStar Communications Corporation
99.1	Agreement and Plan of Merger, dated October 28, 2001, by and between EchoStar Communications Corporation and Hughes Electronics Corporation
99.2	Implementation Agreement, dated October 28, 2001, by and among General Motors Corporation, Hughes Electronics Corporation and EchoStar Communications Corporation
99.3	Stock Purchase Agreement, dated October 28, 2001, among EchoStar Communications Corporation, Hughes Electronics Corporation, Hughes Communications Galaxy, Inc., Hughes Communications Satellite Services, Inc. and Hughes Communications Inc.

99.4	Separation Agreement, dated October 28, 2001, by and between General Motors Corporation and Hughes Electronics Corporation